Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131625) pertaining to the Jennie-O Turkey Store Retirement Savings Plan of Hormel Foods Corporation of our report dated April 17, 2009, with respect to the financial statements and schedule of Hormel Foods Corporation’s Jennie-O Turkey Store Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 25, 2008.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 17, 2009